                                                                    EXHIBIT 21.1

                          LIST OF SUBSIDIARIES AS OF
                               DECEMBER 31, 1998



(1)  Compact Discs Management, Inc., a Delaware Corporation.

(2)  CD Warehouse Finance Company, a Nevada Corporation.